                                                                   EXHIBIT 10.20



                                 OFFICE LEASE



                                    between



                     THE EQUITABLE LIFE ASSURANCE SOCIETY

                 of the UNITED STATES, A New York Corporation,
                               as managing owner



                                  as Landlord



                                      and



                            INTEK INFORMATION INC.,
                            A DELAWARE CORPORATION
                               d.b.a., PROTOCALL



                                   as Tenant

                                  OFFICE LEASE
                            BASIC LEASE INFORMATION


Date:         March 5, 1997


Landlord:     The Equitable Life Assurance Society of the United States, A New
              York Corporation, as managing owner


Tenant:   INTEK Information, Inc., d.b.a. Protocall


Building (Paragraph 1 (a)):   Southland Square
                              Office Building
                              24301 Southland Drive
                              Hayward, CA 94545

 Use:         Paragraph #5, Telemarketing Office


 Premises (Paragraph 1 (b)):   Suite 300, 7,565 rentable square feet


 Term Commencement (Paragraph 2):  Thirty-Six (36) months commencing on April
                                           1, 1997, or when Tenant opens for
                                           business, whichever first occurs.
                                           Commencement date to be adjusted as
                                           it occurs (Exhibit "E").

 Term Expiration (Paragraph 2):    March 31, 2000

 Options:                                  Two (2) 1-Year options at prevailing
                                           market rate.

 Base Rent (Paragraph 3 (a)):              April 1, 1997 - March 31, 1998 =
                                           $7,565.00
                                           April 1, 1998 - March 31, 1999 =
                                           $8,321.50
                                           April 1, 1999 - March 31, 2000 =
                                           $9,078.00


 Base Year (Paragraph 1 (c)):              1997

Tenant's Percentage Share (Paragraph 1 (h)):    4.84%

Security Deposit (Paragraph 32):    $8,321.50

Tenant's Address for Notices
 (Paragraph 34):                           INTEK Information, Inc.
                                                 370 - 17th Street, 39th floor
                                                 Denver, CO 80202

Landlord's Address
for Notices (Paragraph 39):   The Equitable Life Assurance Society of the
                                      United States
                                      One Bush Street, Suite 1200
                                      San Francisco, CA 94104

Exhibit(s) and Addendum (Paragraph 41):   Exhibits "A", "A-1", "B", "B-1",
                                                   "D", "E", "G", "H", "I",
                                                   and Lease Rider


The provisions of the Lease identified above in parentheses are those provisions where references to particular Basic Lease Information appear. Each such reference shall incorporate the applicable Basic Lease Information. In the event of any conflict between any Basic Lease Information and the Lease, the latter shall control.


TENANT:                            LANDLORD:

INTEK Information, Inc.            The Equitable Life
                                           Assurance Society of the United
                                           States, a New York Corporation,
                                           as managing owner

By:  /s/  Frank Richards           By:  /s/  James M. Piane
     -------------------                -------------------
Its  Executive Vice President      Its  Investment Officer

                               TABLE OF CONTENTS
                               -----------------

 1.  Definitions..............................................  1
 2.  Term; Condition of Premises..............................  2
 3.  Rental...................................................  2
 4.  Escalation Rent Payments.................................  3
 5.  Use...................................................... 10
 6.  Services.................................................  4
 7.  Impositions Payable by Tenant............................  5
 8.  Alterations..............................................  5
 9.  Liens....................................................  6
 10. Repairs..................................................  6
 11. Destruction or Damage....................................  6
 12. Insurance................................................  7
 13. Subrogation..............................................  7
 14. Indemnification..........................................  8
 15. Compliance with Legal Requirements.......................  8
 16. Assignment and Subletting................................  8
 17. Rules; No Discrimination................................. 10
 18. Entry by Landlord........................................ 10
 19. Events of Default........................................ 10
 20. Termination upon Default................................. 11
 21. Continuation after Default............................... 11
 22. Other Relief............................................. 12
 23. Landlord's Right to Cure Defaults........................ 12
 24. Attorneys' Fees.......................................... 12
 25. Eminent Domain........................................... 12
 26. Subordination............................................ 12
 27. No Merger................................................ 13
 28. Sale..................................................... 13
 29. Estoppel Certificate..................................... 13
 30. No Light, Air, or View Easement.......................... 13
 31. Holding Over............................................. 13
 32. Security Deposit......................................... 13
 33. Waiver................................................... 13
 34. Notices and Consents..................................... 14
 35. Complete Agreement....................................... 14
 36. Corporate Authority...................................... 14
 37. Partnership Authority.................................... 14
 38. Limitation of Liability to Build......................... 14
 39. Brokers.................................................. 14
 40. Miscellaneous............................................ 14
 41. Exhibits................................................. 15
 42. Additional Provisions.................................... 15
     Rules and Regulations
     Exhibit(s) and Addendum

                                 OFFICE LEASE


          THIS LEASE, dated MARCH 5, 1997, for purposes of reference only, is made and entered into by and between THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, A NEW YORK CORPORATION ("Landlord") and INTEK INFORMATION, INC,
A DELAWARE CORPORATION, d.b.a. PROTOCALL ("Tenant").

                                  WITNESSETH:

         Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord the premises described in paragraph 1(b) below for the term and subject to the terms, covenants, agreements and conditions hereinafter set forth, to each and all of which Landlord and Tenant hereby mutually agree.

     1.   Definitions.  Unless the context otherwise specifies or requires, the
          -----------
following terms shall have the meanings herein specified:

          (a) The term "Building" shall mean the land and other real property described in the Basic Lease Information, as well as any property interest in the area of the streets bounding the parcel described in the Basic Lease Information, and all other improvements on or appurtenances to said parcel or said streets.

          (b) The term "Premises" shall mean the portion of the Building located on the floor(s) specified in the Basic Lease Information which is crosshatched on the floor plan(s) attached to this Lease as Exhibit A.
                                                            ---------

          (c) The term "Base Year" shall mean the calendar year specified in the Basic Lease Information as the Base Year.

          (d) The term "Operating Expenses" shall mean (1) all costs of management, operation and maintenance of the Building, including, without limitation: wages, salaries and payroll burden of employees; property management fees; janitorial, maintenance, lobby attendant and other services; Building office rent or rental value; power, water, waste disposal and other utilities; materials and supplies; maintenance, replacements and repairs; license costs; insurance premiums and the deductible portion of any insured loss; and depreciation on personal property; and (2) the cost of any capital improvements made to the Building by Landlord after the Base Year that are reasonably anticipated to reduce other Operating Expenses or are required for the health and safety of tenants, or made to the Building by Landlord after the date of this Lease that are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed, such cost or allocable portion thereof to be amortized over such reasonable period as Landlord shall determine together with interest on the unamortized balance at the rate of 10% per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements. Operating Expenses shall not include: Property Taxes; depreciation on the Building other than depreciation on exterior window covering provided by Landlord and carpeting in public corridors and common areas; costs of tenants' improvements; real estate brokers' commissions; interest (except as stated in clause (2) above); and capital items other than those referred to in Clause (2) above. Actual operating Expenses for both the Base Year and each subsequent calendar year shall be adjusted to equal Landlord's reasonable estimate of Operating Expenses had the total rentable area of the Building been occupied. Landlord and Tenant acknowledge that certain of the costs of management, operation and maintenance of the Building and certain of the costs of the capital improvements referred to in clause (2) above may be allocated exclusively to a single component of the Building (e.g. to an office area, a retail area or a parking facility) and certain of such costs may be allocated among such components. The determination of such costs and their allocation shall be in accordance with generally accepted accounting principles applied on a consistent basis.

          (e) The term "Base Operating Expenses" shall mean the Operating Expenses paid or incurred by Landlord in the Base Year.

          (f) The term "Property Taxes" shall mean all real property taxes and assessments (and any tax levied against the Building or the rents earned in connection with the Building wholly or partly in lieu thereof) levied against the Building, and all real estate tax consultant expenses and attorneys' fees incurred for the purpose of maintaining an equitable assessed valuation of the Building.

          (g) The term "Base Property Taxes" shall mean the amount of Property Taxes paid by Landlord allocable to the Base Year.

          (h) The term "Tenant's percentage share" shall mean the percentage figure specified in the Basic Lease Information.

     2.   Term; Condition of Premises.  The term of this Lease shall commence
          ---------------------------
and, unless sooner terminated as hereinafter provided, shall end on the dates respectively specified in the Basic Lease Information. Unless otherwise agreed by Landlord and Tenant in this Lease, Landlord shall deliver the Premises to Tenant on the commencement of the term in their then existing condition with no alterations being made by Landlord. If Landlord has undertaken in this Lease to make any alterations to the Premises prior to commencement of the term and the alterations are completed prior to the date set forth in the Basic Lease Information for commencement of the term, if Tenant desires to take occupancy in advance of such date and Landlord consents to such prior occupancy Landlord shall deliver the Premises to Tenant on such advance date as shall be mutually approved by Landlord and Tenant and, notwithstanding anything to the contrary contained herein, the term of this Lease shall commence upon such delivery. If Landlord, for any reason whatsoever, cannot deliver the Premises to Tenant at the commencement of the term, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event rental shall be waived for the period between the commencement of the term and the time when Landlord delivers the Premises to Tenant. No delay in delivery of the Premises shall operate to extend the term hereof.

     3.   Rental.
          ------

          (a) Tenant shall pay to Landlord throughout the term of this Lease as rental for the Premises the sum specified in the Basic Lease Information as the Base Rent, provided that the rental payable during each calendar year subsequent to the Base Year shall be the Base Rent, increased by Tenant's percentage share of the total dollar increase, if any, in Operating Expenses paid or incurred by Landlord in such year over the Base Operating Expenses, and also increased by Tenant's percentage share of the total dollar increase, if any, in Property Taxes paid by Landlord in such year over the Base Property Taxes. Tenant acknowledges that the Basic Lease Information may set forth different percentage shares of Operating Expenses and Property Taxes or a single percentage share applicable to both. The increased rental due pursuant to this subparagraph (a) is hereinafter referred to as "Escalation Rent."

          (b) Rental shall be paid to Landlord on or before the first day of the term hereof and on or before the first day of each and every successive calendar month thereafter during the term hereof. In the event the term of this Lease commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, the monthly rental for the first and last fractional months of the term hereof shall be appropriately prorated.

          (c) All sums of money due from Tenant hereunder not specifically characterized as rental shall constitute additional rent, and if any such sum is not paid when due it shall nonetheless be collectible as additional rent with the next installment of rental thereafter falling due, but nothing contained herein shall be deemed to suspend or delay the payment of any sum of money at the time it becomes due and payable hereunder, or to limit any other remedy of Landlord.

          (d) Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder after the expiration of any applicable grace period described in paragraph 19(a) will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any encumbrances covering the Building and the Premises. Accordingly, if any installment of rent or any other sums due from Tenant shall not be received by Landlord prior to the expiration of any applicable grace period described in paragraph 19(a), Tenant shall pay to Landlord a late charge equal to 5% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant based on the circumstances existing as of the date of this Lease. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

          (e) Any amount due from Tenant, if not paid when first due, shall bear interest from the date due until paid at an annual rate equal to 4% over the annual prime rate of interest announced publicly by Citibank, N.A. in New York, New York from time to time (but in no event in excess of the maximum rate of interest permitted by law), provided that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant to the extent such interest would cause the total interest to be in excess of that legally permitted. Payment of interest shall not excuse or cure any default hereunder by Tenant.

          (f) All payments due from Tenant shall be paid to Landlord, without deduction or offset, in lawful money of the United States of America at Landlord's address for notices hereunder, or to such other person or at such other place as Landlord may from time to time designate by notice to Tenant.

     4.   Escalation Rent Payments.
          ------------------------

          (a) With respect to each calendar year during the term of this Lease subsequent to the Base Year, Tenant shall pay to Landlord as additional rent, at the times hereinafter set forth, an amount equal to the Escalation Rent. Prior to or anytime after the commencement of any calendar year subsequent to the Base Year Landlord may, but shall not be required to, notify Tenant of Landlord's estimate of the amount, if any, of the Escalation Rent for such current calendar year. Tenant shall pay to Landlord on the first day of each calendar month during such current calendar year one-twelfth (1/12) of the amount of any such estimated Escalation Rent for such current calendar year payable by Tenant hereunder. If at any time or times Landlord determines that the amount of any Escalation Rent payable by Tenant for the current year will vary from its estimate by more than 5%, Landlord may, by notice to Tenant, revise Landlord's estimate for such year, and subsequent payments by Tenant for such year shall be based on such revised estimate. Following the close of each calendar year, Landlord shall deliver to Tenant a statement of the actual amount of Escalation Rent for the immediately preceding year, accompanied by a statement made by an accounting or auditing officer designated by Landlord showing the Operating Expenses and Property Taxes on the basis of which Escalation Rent was determined. The statement of said accounting or auditing officer shall be final and binding upon Landlord and Tenant. All amounts payable by Tenant as shown on said statement, less any amounts theretofore paid by Tenant on account of Landlord's earlier estimate of Escalation Rent for such calendar year made pursuant to this paragraph 4, shall be paid by or, if Tenant theretofore shall have paid more than such amounts, reimbursed to Tenant within ten (10) days after delivery of said statement to Tenant.

          (b) If this Lease shall terminate on a day other than the last day of a calendar year, the amount of any Escalation Rent payable by Tenant for the calendar year in which this Lease terminates shall be prorated on the basis by which the number of days from the commencement of said calendar year to and including said date on which this Lease terminates bears to 365 and shall be due and payable when rendered notwithstanding termination of this Lease. Escalation Rent allocable to the calendar year in which this Lease terminates shall be deemed to have been incurred evenly over the entire twelve-month period of that calendar year.

     5.   Use. The Premises shall be used for general office purposes and no
          ---
other without the prior written consent of Landlord, which may be granted or denied in Landlord's absolute discretion. Tenant shall not do or permit to be done in or about the Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or would in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, or which is prohibited by the standard form of fire insurance policy, or would in any way increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering the Building or any part thereof or any of its contents. Without limiting the generality of the foregoing or of paragraph 15 below, Tenant shall not bring, or permit to be brought, upon the Premises, any hazardous or toxic materials or chemicals, except for ordinary and customary office products and cleaning supplies which are used, stored, and removed in compliance with all applicable laws, statutes, ordinances and governmental rules, regulations or requirements. Tenant shall promptly notify Landlord of all hazardous or toxic substances maintained in the Premises. Tenant shall not do or permit anything to be done in or about the Premises which would in any way obstruct or interfere with the rights of other tenants of the Building, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purposes, nor shall Tenant cause, maintain or permit any nuisance or waste in, on or about the Premises.

     6.   Services.
          --------

          (a) Landlord shall maintain the public and common areas of the Building, including lobbies, stairs, elevators, corridors and restrooms, windows, mechanical, plumbing and electrical equipment, and the structure itself in reasonably good order and condition except for damage occasioned by the acts of Tenant, its employees, agents, contractors or invitees, which damage shall be repaired by Landlord at Tenant's expense.

          (b) Landlord shall furnish the Premises with (1) electricity for lighting and the operation of customary office machines, (2) heat and air conditioning to the extent reasonably required for the comfortable occupancy by Tenant in its use of the Premises during the period from 7 a.m. to 7 p.m. on weekdays (except holidays) , or such shorter period as may be prescribed by any applicable policies or regulations adopted by. any utility or governmental agency, (3) elevator service, (4) lighting replacement (for building standard lights), (5) restroom supplies, (6) window washing with reasonable frequency, and (7) lobby attendant services and janitor service during the times and in the manner that such services are customarily furnished in comparable office buildings in the area. Landlord may establish reasonable measures to conserve energy, including but not limited to, automatic switching of lights after hours, so long as such measures do not unreasonably interfere with Tenant's use of the Premises. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (ii) failure to furnish or delay in furnishing any such services when such failure or delay is caused by accident or any condition beyond the the actual or reasonable control of Landlord or by the making of necessary repairs or improvements to the Premises or to the Building, or (iii) the limitation, curtailment, rationing or restrictions on use of water, electricity, gas or any other form of energy serving the Premises or the Building. Landlord shall use reasonable efforts diligently to remedy any interruption in the furnishing of such services.

          (c) Whenever heat-generating equipment or lighting other than building standard lights are used in the Premises by Tenant which affect the temperature otherwise maintained by the air conditioning system, Landlord shall have the right, after notice to Tenant, to install supplementary air conditioning facilities in the Premises or otherwise modify the ventilating and air conditioning system serving the Premises, and the cost of such facilities and modifications shall be borne by Tenant. Tenant shall also pay the cost of providing all cooling energy to the Premises in excess of that required for normal office use or during hours requested by Tenant when air conditioning is not otherwise furnished by Landlord. If there is installed in the Premises lighting requiring power in excess of that required for normal office use in the Building or if there is installed in the Premises equipment requiring power in excess of that required for normal desk-top office equipment or normal copying equipment, Tenant shall pay for the cost of such excess power, together with the cost of installing any additional risers or other facilities that may be necessary to furnish such excess power to the Premises.

          (d) In the event that Landlord, at Tenant's request, provides services to Tenant that are not otherwise provided for in this Lease, Tenant shall pay Landlord's reasonable charges for such services upon billing therefor.

     7.   Impositions Payable by Tenant.  In addition to the monthly rental and
          -----------------------------
other charges to be paid by Tenant hereunder, Tenant shall pay or reimburse Landlord for any and all of the following items (hereinafter collectively referred to as "Impositions"), whether or not now customary or in the contemplation of the parties hereto: taxes (other than local, state and federal personal or corporate income taxes measured by the net income of Landlord from all sources), assessments (including, without limitation, all assessments for public improvements, services or benefits, irrespective of when commenced or completed), excises, levies, business taxes, license, permit, inspection and other authorization fees, transit development fees, assessments or charges for housing funds, service payments in lieu of taxes and any other fees or charges of any kind, which are levied, assessed, confirmed or imposed by any public authority, but only to the extent the impositions are (a) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements shall be in Tenant or Landlord;
(b) upon or measured by the monthly rental or other charges payable hereunder, including, without limitation, any gross receipts tax levied by the City of Hayward, County of Alameda, the state of California, the Federal Government or any other governmental body with respect to the receipt of such rental; (c) upon, with respect to or by reason of the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. In the event that it shall not be lawful for Tenant to reimburse Landlord for the Impositions but it is lawful to increase the monthly rental to take into account Landlord's payment of the Impositions, the monthly rental payable to Landlord shall be revised to net Landlord the same net return without reimbursement of the Impositions as would have been received by Landlord with reimbursement of the Impositions.

     8.   Alterations.
          -----------

          (a) Tenant shall make no alterations, additions or improvements to the Premises or install fixtures in the Premises without first obtaining Landlord's consent, which consent shall not be unreasonably withheld. In no event, however, may the Tenant make any alterations, additions or improvements or install fixtures which in Landlord's reasonable judgment might adversely affect the structural components of the Building or Building mechanical, utility or life safety systems. At the time such consent is requested, Tenant shall furnish to Landlord a description of the proposed work, an estimate of the cost thereof and such information as shall reasonably be requested by Landlord substantiating Tenant's ability to pay for such work. Landlord, at its sole option, may require as a condition to the granting of such consent to any work costing in excess of $10,000, that Tenant provide to Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1 1/2) times any and all estimated costs of the proposed work, to insure Landlord against any liability for mechanics' and materialmen's liens and to insure completion of the work. Before commencing any work, Tenant shall give Landlord at least five (5) days written notice of the proposed commencement of such work in order to give Landlord an opportunity to prepare, post and record such notice as may be permitted by law to protect Landlord's interest in the Premises and the Building from mechanics' and materialmen's liens. Within a reasonable period following completion of any work for which plans and specifications were required to obtain a building permit for such work, Tenant shall furnish to Landlord "as built" plans showing the changes made to the Premises.

          (b) Any alterations, additions or improvements to the Premises shall be made by Tenant at Tenant's sole cost and expense, and any contractor or other person selected by Tenant to make the same shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld. Tenant's contractor and its subcontractors shall employ union labor to the extent necessary to insure, so far as may be possible, the progress of the alterations, additions or improvements and the performance of any other work or the provision of any services in the Building without interruption on account of strikes, work stoppage or similar causes of delay. All work performed by Tenant shall comply with the laws, rules, orders, directions, regulations and requirements of all governmental entities having jurisdiction over such work and shall comply with the rules, orders, directions, regulations and requirements of any nationally recognized board of insurance underwriters. All alterations, additions and improvements shall immediately become Landlord's property and, at the end of the term hereof, shall remain on the Premises without compensation to Tenant; provided, however, that if Landlord at the time of consenting to the making of such alterations, additions and improvements reserved the right to have Tenant remove such alterations, additions and improvements, Tenant shall, prior to the end of the term, at its sole cost and expense, remove the alterations, additions and improvements and repair and restore the Premises to their condition at the commencement of the term.

     9.   Liens.  Tenant shall keep the Premises and the Building free from any
          -----
liens (and claims thereof) arising out of any work performed, materials furnished or obligations incurred by or for Tenant. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the Building from such liens and claims.

     10.  Repairs.  By entry hereunder Tenant accepts the Premises as being in
          -------
the condition in which Landlord is obligated to deliver the Premises, provided that such acceptance shall not extend to latent defects which are not discoverable through a diligent inspection of the Premises. Tenant shall, at all times during the term hereof and at Tenant's sole cost and expense, keep the Premises in good condition and repair, ordinary wear and tear and damage thereto by fire, earthquake, act of God or the elements excepted. Tenant hereby waives all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises. Tenant shall at the end of the term hereof surrender to Landlord the Premises and all Alterations thereto in the same condition as when received, ordinary wear and tear and damage by fire, earthquake, act of God or the elements excepted. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, except as specifically herein set forth. No representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically herein set forth.

     11.  Destruction or Damage.
          ---------------------

          (a) In the event the Premises or the portion of the Building necessary for Tenant's use and enjoyment of the Premises are damaged by fire, earthquake, act of God, the elements or other casualty, Landlord shall repair the same, subject to the provisions of this paragraph hereinafter set forth, if
(i) such repairs can, in Landlord's opinion, be made within a period of 180 days after commencement of the repair work, (ii) the cost of repairing damage for which Landlord is not insured shall be less than ten percent (10%) of the then full insurable value of the Premises with respect to repairing any damage to the Premises or five percent (5%) of the then full insurable value of the Building with respect to repairing any damage to other areas of the Building, and (iii) the damage or destruction does not occur during the last twelve (12) months of the term of this Lease or any extension thereof. This Lease shall remain in full force and effect except that so long as the damage or destruction is not caused by the fault or negligence of Tenant, its contractors, agents, employees or invitees, an abatement of rental shall be allowed Tenant for such part of the Premises as shall be rendered unusable by Tenant in the conduct of its business during the time such part is so unusable.

          (b) As soon as is reasonably possible following the occurrence of any damage, Landlord shall notify Tenant of the estimated time and cost required for the repair or restoration of the Premises or the portion of the Building necessary for Tenant's occupancy. If, in Landlord's opinion, such repairs cannot be made within 180 days as set forth in subparagraph (a)(i) above, Landlord or Tenant may elect by written notice to the other within 30 days after Landlord's notice of estimated time and cost is given, to terminate this Lease effective as of the date of such damage or destruction. If Landlord is not obligated to effect the repair based upon the circumstances set forth in subparagraphs
(a)(ii) or (a)(iii) above, Landlord shall have the right to terminate this Lease, by written notice to Tenant within 30 days after Landlord's notice of time and cost is given, effective as of the date of such damage or destruction. If neither party so elects to terminate this Lease, this Lease shall continue in full force and effect, but the rent shall be partially abated as hereinabove in this paragraph provided, and Landlord shall proceed diligently to repair such damage.

          (c) A total destruction of the Building shall automatically terminate this Lease. Tenant waives California Civil Code Sections 1932, 1933, 1941 and 1942 providing for (among other things) termination of hiring upon destruction of the thing hired and the right to make repairs and to vacate the Premises under certain conditions.

          (d) In no event shall Tenant be entitled to any compensation or damages from Landlord, specifically including, but not limited to, any compensation or damages for (i) loss of the use of the whole or any part of the Premises, (ii) damage to Tenant's personal property in or improvements to the Premises, or (iii) any inconvenience, annoyance or expense occasioned by such damage or repair (including moving expenses and the.-expense of establishing and maintaining any temporary facilities).

          (e) Landlord, in repairing the Premises, shall not be required to repair any injury or damage to the personal property of Tenant, or to make any repairs to or replacement of any alterations, additions, improvements or fixtures installed on the Premises by or for Tenant.

     12.  Insurance.
          ---------

          (a) Tenant agrees to procure and maintain in force during the term hereof, at Tenant's sole cost and expense, commercial General Liability insurance in an amount not less than two million dollars ($2,000,000) combined single limit for bodily injury and property damage for injuries to or death of persons and property damage occurring in, on or about the Premises or the Building. Such policy shall name Landlord, Landlord's managing agent and any other party designated by Landlord as additional insureds, shall insure Landlord's and Landlord's managing agent's contingent liability as respects acts or omissions of Tenant, shall be issued by a company licensed to do business in the State of California and otherwise reasonably acceptable to Landlord, and shall provide that the policy may not be cancelled nor amended without thirty
(30) days prior written notice to Landlord. Tenant may carry said insurance under a blanket policy, provided however, said insurance by Tenant shall include an endorsement confirming application to and coverage of Landlord. Said insurance shall be primary insurance to any other insurance that may be available to Landlord. Any other insurance available to Landlord shall be non-contributing with and excess to this insurance.

          (b) A copy of such policy of insurance shall be delivered to Landlord by Tenant prior to commencement of the term of this Lease and upon each renewal of such insurance.

          (c) Tenant shall, prior to and throughout the term of this Lease, procure from each of its insurers under all policies of fire, theft, public liability, workers' compensation and any other insurance policies of Tenant now or hereafter existing, pertaining in any way to the Premises or the Building or any operation therein, a waiver, as set forth in paragraph 13 of this Lease, of all rights of subrogation which the insurer-might otherwise, if at all, have against the Landlord or any officer, agent or employee of Landlord (including Landlord's managing agent).

     13.  Subrogation.  Landlord and Tenant shall each obtain from its
          -----------
respective insurers under all policies of fire, theft, public liability, worker's compensation and other insurance maintained by either of them at any time during the term hereof insuring or covering the Building or any portion thereof or operations therein, a waiver of all rights of subrogation which the insurer of one party might have against the other party, and Landlord and Tenant shall each indemnify the other against and reimburse the other for any and all loss or expense, including reasonable attorneys' fees, resulting from the failure to obtain such waiver.

     14.  Indemnification.  Tenant hereby waives all claims against Landlord
          ---------------
for damage to any property or injury or death of any person in, upon or about the Premises arising at any time and from any cause other than principally by reason of gross negligence or willful act of Landlord, its employees or contractors, and Tenant shall defend Landlord against, hold Landlord harmless from, and reimburse Landlord for any and all claims, liability, damage and loss arising out of (a) injury to or death of any person, and (b) damage to or destruction of any property, attributable to or resulting from the condition, use or occupancy of the Premises by Tenant or Tenant's failure to perform its obligations under this Lease, except such as is caused principally by gross negligence or willful act of Landlord, its contractors or employees. The foregoing indemnity obligation of Tenant shall include reasonable attorneys' fees, investigation costs and all other reasonable costs and expenses incurred by Landlord from the first notice that injury, death or damage has occurred or that any claim or demand is to be made or may be made. The provisions of this paragraph shall survive the termination of this Lease with respect to any damage, injury or death occurring prior to such termination.

     15.  Compliance with Legal Requirements.  Tenant, at its sole cost and
          ----------------------------------
expense, shall-promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, with any direction or occupancy certificate issued pursuant to any law by any public officer or officers, as well as the provisions of all recorded documents affecting the Premises (including, without limitation, any ground lease, mortgage or covenants, conditions and restrictions), insofar as any thereof relate to or affect the condition, use or occupancy of the Premises, including structural utility system and life safety system changes necessitated by Tenant's acts, use of the Premises or by improvements made by or for Tenant.

     16.  Assignment and Subletting.
          -------------------------

          (a) Tenant shall not hypothecate or encumber this Lease or any interest herein without the prior written consent of Landlord, which may be granted or denied in Landlord's absolute discretion. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld by Landlord, transfer or assign this Lease or any interest herein, sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law without the consent of Landlord, which consent shall not be unreasonably withheld. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. In connection with each consent requested by Tenant, Tenant shall submit to Landlord the terms of the proposed transaction, the identity of the parties to the transaction, the proposed documentation for the transaction, and all other information reasonably requested by Landlord concerning the proposed transaction and the parties involved.

          (b) If the Tenant is a privately held corporation, or is an unincorporated association or partnership, the transfer, assignment, or hypothecation of any stock or interest in such corporation, association, or partnership in excess of fifty percent (50%) in the aggregate shall be deemed an assignment or transfer within the meaning and provisions of this paragraph 16. If Tenant is a publicly held corporation, the public trading of stock in Tenant shall not be deemed an assignment or transfer within the meaning of this paragraph.

          (c) Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:

               (1) if at the time consent is requested or at any time prior to the granting of consent, Tenant is in default under this Lease or would be in default under this Lease but for the pendency of any grace or cure period under paragraph 19 below;

               (2) if the proposed assignee or sublessee is a governmental agency;

               (3) if, in Landlord's reasonable judgment, the use of the Premises by the proposed assignee or sublessee would not be comparable to the types of office use by other tenants in the Building, would entail any alterations which would lessen the value of the leasehold improvements in the Premises, or would conflict with any so-called "exclusive" or percentage lease then in favor of another tenant of the Building;

               (4) if, in Landlord's reasonable judgment, the financial worth of the proposed assignee or sublessee does not meet the credit standards applied by Landlord for other tenants under leases with comparable terms, or the character, reputation, or business of the proposed assignee or sublessee is not consistent with the quality of the other tenancies in the Building;

               (5) if in case of subletting, such subletting is of less than the, entire Premises; and

                (6) if the proposed assignee or sublessee is an existing tenant of the Building.

          (d) If at any time during the term of this Lease Tenant desires to assign its interest in this Lease or sublet all or any part of the Premises, Tenant shall give notice to Landlord setting forth the terms of the proposed assignment or subletting ("Tenant's Notice"). Landlord shall have the option, exercisable by notice given to Tenant within thirty (30) days after Tenant's Notice is given ("Landlord's Option Period"), either (1) to consent to the assignment in which event the provisions of subparagraph (g) shall be applicable, or to consent to the subletting in which event the provisions of subparagraph (h) shall be applicable; (2) to become the assignee or sublessee of Tenant (instead of the entity specified in Tenant's Notice) upon the terms set forth in Tenant's Notice; (3) in the event of a proposed assignment, to terminate this Lease and to retake possession of the Premises; or (4) in the event of a proposed subletting of the entire Premises, or a portion of the Premises for all or substantially all of the remainder of the term, to terminate this Lease with respect to, and to retake possession of, the space in question, together with, if only a portion of the Premises is involved, such rights of access to and from such portion as may be reasonably required for its use and enjoyment.

          (e) The provisions of subparagraphs (a) and (b) above notwithstanding, Tenant may assign this Lease or sublet the Premises or any portion thereof, with prior notice to Landlord but without the necessity of Landlord's consent and without extending any option to Landlord pursuant to subparagraph (d) above, to any corporation which controls, is controlled by or is under common control with Tenant, to any corporation resulting from the merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant as a going concern of the business that is being conducted on the Premises,

          (f) No sublessee (other than Landlord if it exercises its option pursuant to subparagraph (d) above) shall have a right further to sublet without Landlord's prior consent, which Tenant acknowledges may be withheld in Landlord's absolute discretion, and any assignment by a sublessee of its sublease shall be subject to Landlord's prior consent in the same manner as if Tenant were entering into a new sublease. No sublease, once consented to by Landlord, shall be modified or terminated by Tenant without Landlord's prior consent, which consent shall not be unreasonably withheld.

          (g) In the case of an assignment to an entity other than Landlord, 50% of any sums or other economic consideration received by Tenant as a result of such assignment shall be paid to Landlord after first deducting the unamortized cost of leasehold improvements paid for by Tenant, and the cost of any real estate commissions incurred by Tenant in connection with such assignment.

          (h) In the case of a subletting to an entity other than Landlord, 50% of any sums or economic consideration received by Tenant as a result of such subletting shall be paid to Landlord after first deducting (1) the rental due hereunder, prorated to reflect only rental allocable to the sublet portion of the Premises, (2) the cost of leasehold improvements made to the sublet portion of the Premises at Tenant's cost, amortized over the term of this Lease except for leasehold improvements made for the specific benefit of the sublessee, which shall be amortized over the term of the sublease, and (3) the cost of any real estate commissions incurred by-Tenant in connection with such subletting, amortized over the term of the sublease.

          (i) Regardless of Landlord's consent, no subletting or assignment (except to Landlord) shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant of liability under this Lease.

          (j) In the event Tenant shall assign this Lease or sublet the Premises or request the consent of Landlord to any assignment, subletting, hypothecation or other action requiring Landlord's consent hereunder, then Tenant shall pay Landlord's then reasonable and standard processing fee and Landlord's reasonable attorneys' fees incurred in connection therewith.

     17.  Rules; No Discrimination.  Tenant shall faithfully observe and comply
          ------------------------
with the rules and regulations annexed to this Lease, and after notice thereof, all reasonable modifications thereof and additions thereto from time to time promulgated in writing by Landlord. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of said rules and regulations. Tenant specifically covenants and agrees that Tenant shall not discriminate against or segregate any person or group of persons on account of race, sex, creed, color, national origin, or ancestry in the occupancy, use, sublease, tenure or enjoyment of the Premises.

     18.  Entry by Landlord.  Landlord may enter the Premises at reasonable
          -----------------
hours to (a) inspect the same; (b) exhibit the same to prospective purchasers, lenders or tenants, provided, however, that Landlord shall only exhibit the Premises to prospective tenants during the final 90 days of Tenant's occupancy of the Premises; and (c) make repairs or perform maintenance required of Landlord under the terms hereof or repairs to any adjoining space or utility services or make repairs, alterations or improvements to any other portion of the Building; provided, however, that all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Tenant hereby waives any claim for damages for any inconvenience to or interference with Tenant's business or any loss of occupancy or quiet enjoyment of the Premises occasioned by such entry. Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant in advance); and Landlord shall have the right to use any and all means which Landlord may deem proper to open Tenant's doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord in an emergency shall not be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

     19.  Events of Default.  The following events shall constitute Events of
          -----------------
Default under this Lease:

          (a) a default by Tenant in the payment when due of any rent or other sum payable hereunder and the continuation of such default for a period of 10 days after the same is due;

          (b) a default by Tenant in the performance of any of the other terms, covenants, agreements or conditions contained herein and, if the default is curable, the continuation of such default for a period of 20 days after notice by Landlord or beyond the time reasonably necessary for cure if the default is of a nature to require more than 20 days to remedy;

          (c) the bankruptcy or insolvency of Tenant, transfer by Tenant in fraud of creditors, an assignment by Tenant for the benefit of creditors, or the commencement of any proceedings of any kind by or against Tenant under any provision of the Federal Bankruptcy Act or under any other insolvency, bankruptcy or reorganization act unless, in the event any such proceedings are involuntary, Tenant is discharged from the same within 60 days thereafter;

          (d) the appointment of a receiver for a substantial part of the assets of Tenant;

          (e)  the abandonment of the Premises; and

          (f) the levy upon this Lease or any estate of Tenant hereunder by any attachment or execution and the failure to have such attachment or execution vacated within 20 days thereafter.

     20.  Termination Upon Default.  Upon the occurrence of any Event of Default
          ------------------------
by Tenant hereunder, Landlord may, at its option and without any further notice or demand, in addition to any other rights and remedies given hereunder or by law, terminate this Lease and exercise its remedies relating thereto in accordance with the following provisions:

          (a) Landlord shall have the right, so long as the Event of Default remains uncured, to give notice of termination to Tenant, and on the date specified in such notice this Lease shall terminate.

          (b) In the event of any such termination of this Lease, Landlord may then or at any time thereafter by judicial process, re-enter the Premises and remove therefrom all persons and property and again repossess and enjoy the Premises, without prejudice to any other remedies that Landlord may have by reason of Tenant's default or of such termination.

          (c) In the event of any such termination of this Lease, and in addition to any other rights and remedies Landlord may have, Landlord shall have all of the rights and remedies of a landlord provided by Section 1951.2 of the California Civil Code. The amount of damages which Landlord may recover in event of such termination shall include, without limitation, (1) the worth at the time of award (computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent) of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided, (2) all legal expenses and other related costs incurred by Landlord following Tenant's default, (3) all costs incurred by Landlord in restoring the Premises to good order and condition, or in remodeling, renovating or otherwise preparing the Premises for reletting, and (4) all costs (including, without limitation, any brokerage commissions) incurred by Landlord in reletting the Premises.

          (d) After terminating this Lease, Landlord may remove any and all personal property located in the Premises and place such property in a public or private warehouse or elsewhere at the sole cost and expense of Tenant. In the event that Tenant shall not immediately pay the cost of storage of such property after the same has been stored for a period of thirty (30) days or more, Landlord may sell any or all thereof at a public or private sale in such manner and at such times and places as Landlord in its sole discretion may deem proper, without notice to or demand upon Tenant. Tenant waives all claims for damages that may be caused by Landlord's removing or storing or selling the property as herein provided, and Tenant shall indemnify and hold Landlord free and harmless from and against any and all losses, costs and damages, including without limitation all costs of court and attorneys' fees of Landlord occasioned thereby.

          (e) In the event of the occurrence of any of the events specified in paragraph 19(c) of this Lease, if Landlord shall not choose to exercise, or by law shall not be able to exercise, its rights hereunder to terminate this Lease, then, in addition to any other rights of Landlord hereunder or by law, (1) Landlord may discontinue the services provided pursuant to paragraph 6 of this Lease, unless Landlord has received compensation in advance for such services in the amount of Landlord's reasonable estimate of the compensation required with respect to such services, and (2) neither Tenant as debtor-in-possession, nor any trustee or other person (collectively, the "Assuming Tenant") shall be entitled to assume this Lease unless on or before the date of such assumption, the Assuming Tenant (a) cures, or provides adequate assurance that the Assuming Tenant will promptly cure, any existing default under this Lease, (b) compensates, or provides adequate assurance that the Assuming Tenant will promptly compensate, Landlord for any pecuniary loss (including, without limitation, attorneys' fees and disbursements) resulting from such default, and
(c) provides adequate assurance of future performance under this Lease. For purposes of this subparagraph (e), "adequate assurance" of such cure, compensation or future performance shall be effected by the establishment of an escrow fund for the amount at issue or by bonding.

     21.  Continuation after Default.  Landlord shall have the remedy described
          --------------------------
in California Civil Code Section 1951.4 (i.e. Landlord may continue this Lease in effect after Tenant's abandonment and recover rental as it becomes due, because Tenant has the right to sublet or assign, subject only to reasonable limitations). Even though Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as

Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover the rental as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession.

     22.  Other Relief.  The remedies provided for in this Lease are in addition
          ------------
to any other remedies available to Landlord at law or in equity by statute or otherwise.

     23.  Landlord's Right to Cure Defaults.  All agreements and provisions to
          ---------------------------------
be performed by Tenant under any of the terms of this Lease shall be at its sole cost and expense and without any abatement of rental. If Tenant shall fail to pay any sum of money, other than rental, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder and such failure shall continue for 20 days after notice thereof by Landlord, or such longer period as may be allowed hereunder, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as in this Lease provided to the extent Landlord may deem desirable, with full right of offset. All sums so paid by Landlord (with interest at an annual rate equal to four percent (4%) over the annual prime rate of interest announced publicly by Citibank, N.A., in New York, New York from time to time, but in no event in excess of the maximum interest rate permitted by law) and all necessary incidental costs shall be payable to Landlord on demand.

     24.  Attorneys' Fees.  If any action arising out of this Lease is brought
          ----------------
by either party hereto against the other, then and in that event the unsuccessful party to such action shall pay to the prevailing party all costs and expenses, including reasonable attorneys' fees, incurred by such prevailing party, and if the prevailing party shall recover judgment in such action, such costs, expenses and attorneys' fees shall be included in and as part of such judgment.

     25.  Eminent Domain.  If all or any part of the Premises shall be  taken as
          --------------
a result of the exercise of the power of eminent domain, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by notice to the other within 30 days after such date, provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant's use of the balance of the Premises. In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise. In the event of a partial taking of the Premises which does not result in a termination of this Lease, the monthly rental thereafter to be paid shall be equitably reduced.

     26.  Subordination.
          -------------

          (a) This Lease shall be subject and subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the Building and to any and all advances made on the security thereof or Landlord's interest therein, and to all renewals, modifications, consolidations, replacements and extensions thereof. In the event any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure; in the event any ground lease to which this Lease is subordinate is terminated, Tenant shall attorn to the ground lessor. Tenant agrees to execute any documents required to effectuate such subordination, to make this Lease prior to the lion of any mortgage or deed of trust or ground lease, or to evidence such attornment.

          (b) In the event any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, or in the event any ground lease to which this Lease is subordinate is terminated, this Lease shall not be barred, terminated, cut off or foreclosed nor shall the rights and possession of Tenant hereunder be disturbed if Tenant shall not then be in default in the payment of rental and other sums due hereunder or otherwise be in default under the terms of this Lease, and if Tenant shall attorn to the purchaser, grantee, or ground lessor as provided in subparagraph (a) above or, if requested, enter into a new lease for the balance of the term hereof upon the same terms and provisions as are contained in this Lease. Tenant's covenant under subparagraph (a) above to subordinate this Lease to any ground lease, mortgage, deed of trust or other hypothecation hereafter executed is conditioned upon each such senior instrument containing the commitments specified in this subparagraph (b).

     27.  No Merger.  The voluntary or other surrender of this Lease by Tenant,
          ---------
or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or operate as an assignment to it of any or all such subleases or subtenancies.

     28.  Sale.  In the event the original Landlord hereunder, or any successor
          ----
owner of the Building, shall sell or convey the Building, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing thereafter shall terminate and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner.

     29.  Estoppel Certificate.  At any time and from time to time but on not
          --------------------
less than 10 days' prior notice by Landlord, Tenant shall execute, acknowledge, and deliver to Landlord, promptly upon request, a certificate certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification), (b) the date, if any, to which-rental and other sums payable hereunder have been paid, (c) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in the certificate, (d) whether there is then existing any claim by Tenant of default hereunder by Landlord, and, if so, specifying the nature thereof, and (e) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by any prospective purchaser, mortgagee or beneficiary under any deed of trust on the Building or any part thereof.

     30.  No Light, Air, or View Easement.  Any diminution or shutting off of
          -------------------------------
light, air or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.

     31.  Holding Over.  If Tenant holds possession of the Premises after
          ------------
expiration of the term of this Lease, Tenant shall become a tenant from month to month upon the terms herein specified but at a monthly rental equivalent to 200% of the then prevailing monthly rental payable by Tenant at the expiration of the term of this Lease, payable in advance on or before the first day of each month, and shall indemnify Landlord and any replacement tenant for the Premises for any damages or loss suffered by either Landlord or the replacement tenant resulting from Tenant's failure timely to vacate the Premises.

     32.  Security Deposit.  Tenant shall, upon execution of this Lease, deposit
          ----------------
with Landlord the sum specified in the Basic Lease Information (the "deposit"). The deposit shall be held by Landlord as security for the faithful performance by Tenant of all the provisions of this Lease to be performed or observed by Tenant. If Tenant fails to pay rent or other sums due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of the deposit for the payment of any rent or other sum in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the deposit, Tenant shall within 10 days after demand therefor deposit cash with Landlord in an amount sufficient to restore the deposit to the full amount thereof and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the deposit separate from its general accounts.

     33.  Waiver.  The waiver by Landlord of any agreement, condition or
          ------
provision herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition or provision herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with such terms. The subsequent acceptance of rental hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition or provision of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of the preceding breach at the time of acceptance of the rental.

     34.  Notices and Consents.  All notices, consents, demands and other
          --------------------
communications from one party to the other that are given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been fully given when deposited in the United States mail, certified or registered, postage prepaid, and addressed as follows: to Tenant at the address specified in the Basic Lease Information, or to such other place as Tenant may from time to time designate in a notice to Landlord; to Landlord at the address specified in the Basic Lease Information, or to such other place as Landlord may from time to time designate in a notice to Tenant; or, in the case of Tenant, delivered to Tenant at the Premises.

     35.  Complete Agreement.  There are no oral agreements between Landlord and
          ------------------
Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements, letters of intent and understandings if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease, the Building or related facilities.

     36.  Corporate Authority.  If Tenant signs as a corporation, each of the
          -------------------
persons executing this Lease on behalf of Tenant warrants that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in California, that the corporation has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of the corporation were authorized to do so.

     37.  Partnership Authority.  If Tenant is a partnership, joint venture, or
          ---------------------
other unincorporated association, each individual executing this Lease on behalf of Tenant warrants that this Lease is binding on Tenant and that each and both of the persons signing on behalf of Tenant were authorized to do so.

     38.  Limitation of Liability to Build. The liability of Landlord to Tenant
          --------------------------------
for any default by Landlord under this Lease or arising in connection with Landlord's operation, management, leasing, repair, renovation, alteration, or any other matter relating to the Building or the Premises, shall be limited to the interest of Landlord in the Building. Tenant agrees to look solely to Landlord's interest in the Building for the recovery of any judgment against Landlord, and Landlord shall not be personally liable for any such judgment or deficiency after execution thereon. The limitations of liability contained in this paragraph 38 shall apply equally and inure to the benefit of Landlord, its successors and their respective, present and future partners of all tiers, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective heirs, successors and assigns. Under no circumstances shall any present or future general partner of Landlord (if Landlord is a partnership) or individual trustee or beneficiary (if Landlord or any partner of Landlord is a trust) have any liability for the performance of Landlord's obligations under this Lease.

     39.  Brokers.  Tenant confirms and represents that Tenant has contacted
          -------
and dealt with solely the broker identified in the Basic Lease Information and that no other broker has participated in the negotiation of this Lease or is entitled to any commission in connection with this Lease.

     40.  Miscellaneous.  The words "Landlord" and "Tenant" as used herein shall
          -------------
include the plural as well as the singular. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. Time is of the essence of this Lease and each and all of its provisions. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. The agreements, conditions and provisions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, executors, administrators, successors and assigns of the parties hereto. Tenant shall not, without the consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises. Upon the request of Landlord, Tenant shall provide to Landlord from time to time, at no expense to Landlord, copies of such financial statements with respect to Tenant as may have been prepared by or for Tenant. Landlord's acceptance of a partial rent payment shall not constitute a waiver of any rights of Tenant or Landlord, including, without limitation, any right Landlord may have to recover possession of the Premises, in unlawful detainer, or otherwise. If any provision of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect. This Lease shall be governed by and construed pursuant to the laws of the State of California.

     41.  Exhibits.  The exhibit(s) and addendum, if any, specified in the Basic
          --------
Lease Information are attached to this Lease and by this reference made a part hereof.

     42.  Additional Provisions.
          ---------------------


          IN WITNESS WHEREOF, the parties have executed this Lease on the respective dates indicated below:

TENANT                                   LANDLORD

INTEK INFORMATION, INC. A DELAWARE       THE EQUITABLE LIFE
CORPORATION                              ASSURANCE SOCIETY OF THE
                                         UNITED STATES,A NEW YORK
                                         CORPORATION AS MANAGING
                                         OWNER

By  /s/ Frank Richards                   By  /s/ James M. Piane
    -------------------                      ------------------
        Its Executive Vice President             Its Investment Officer

Date of Execution                        Date of Execution
by Tenant:  3/11/97                      by Landlord:  3/14/97

                                  EXHIBIT A-1
                                  -----------


                     (Southland Mall, Hayward, California)
                     -------------------------------------

     All that certain real property situated in the City of Hayward, County of Alameda, State of California, described as follows:

PARCEL 1A:

BEGINNING AT THE MOST SOUTHEASTERN CORNER OF THE PARCEL OF LAND DESCRIBED IN THE DEED FROM WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE UNDER TRUST AGREEMENT NO. 5-17391, TO TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, A NEW YORK CORPORATION, DATED FEBRUARY 7, 1973, AND RECORDED FEBRUARY 8, 1973, ON REEL 3338, OFFICIAL RECORDS OF ALAMEDA COUNTY, IMAGE 493, INSTRUMENT NO. 73-17289; THENCE FROM SAID POINT OF BEGINNING, NORTH 25(DEGREES) 48' 00" WEST,
424.00 FEET; THENCE NORTH 64(DEGREES) 12' 00" EAST, 339.02 FEET; THENCE NORTH 25(DEGREES) 48' 00" WEST, 424.00 FEET; THENCE NORTH 64(DEGREES) 12' 00" EAST,
14.50 FEET; THENCE NORTH 25(DEGREES) 48' 00" WEST, 45.00 FEET; THENCE SOUTH 64(DEGREES) 12' 00" WEST, 38.71 FEET; THENCE NORTH 25(DEGREES) 48' 00" WEST,
212.20 FEET; THENCE SOUTH 64(DEGREES) 12' 00' WEST, 435.21 FEET; THENCE NORTH 25(DEGREES) 48' 00' WEST, 332.29 FEET; THENCE SOUTH 64(DEGREES) 12' 00" WEST,
489.90 FEET; THENCE NORTH 25(DEGREES) 48' 00" WEST, 183.71 FEET TO THE SOUTHEASTERN LINE OF TRACT 1000, FILED JUNE 15, 1950, IN BOOK 30 OF MAPS, PAGE 76, ALAMEDA COUNTY RECORDS; THENCE ALONG SAID SOUTHEASTERN LINE AND ITS DIRECT PROLONGATION NORTHEASTERLY, NORTH 64(DEGREES) 12' 00" EAST, 846.90 FEET TO A POINT ON THE WESTERN LINE OF REAL PROPERTY DESCRIBED AS PARCEL ONE OF THE DEED FROM THIRD SEARS VALE PROPERTIES, INC., TO PIPE INVESTMENT COMPANY, ET. AL, DATED OCTOBER 4, 1958, AND RECORDED OCTOBER 7, 1958, IN BOOK 8806, PAGE 196, OFFICIAL RECORDS, INSTRUMENT NO. AP/102941, ALAMEDA COUNTY RECORDS; AND THENCE ALONG SAID PARCEL ONE, SOUTH 25(DEGREES) 48' 00" EAST, 295.00 FEET, AND NORTH 64(DEGREES) 12' 00" EAST, 1214.58 FEET TO A POINT ON THE SOUTHWESTERLY LINE OF THE NIMITZ FREEWAY, FORMERLY THE EASTSHORE FREEWAY, BETWEEN ROUTH 105 AND SAN LORENZO ROAD IV ALA 69-0; THENCE ALONG SAID SOUTHWESTERLY LINE, SOUTH 29(DEGREES) 09' 49" EAST, 510.58 FEET, AND SOUTH 26(DEGREES) 16' 48" EAST,
571.26 FEET TO A POINT WHICH BEARS NORTH 64(DEGREES) 12' 00" EAST FROM THE POINT OF BEGINNING; THENCE ALONG SAID LINE, SOUTH 64(DEGREES) 12' 00" WEST, 1485.92 FEET TO THE POINT OF BEGINNING.

PARCEL 1D:

COMMENCING AT A FOUND CITY MONUMENT AT THE INTERSECTION OF THE CENTERLINE OF WEST WINTON AVENUE, FORMERLY WINTON AVENUE, WITH THE ORIGINAL CENTERLINE OF HESPERIAN BOULEVARD, 66 FEET WIDE; THENCE ALONG SAID CENTERLINE OF HESPERIAN BOULEVARD, SOUTH 26(DEGREES) 05' 10" EAST, 961.30 FEET TO THE MOST SOUTHERN CORNER OF THE LAND SHOWN ON THE MAP OF TRACT 1000, FILED JUNE 15, 1950, IN BOOK 30 OF MAPS, AT PAGE 76, ALAMEDA COUNTY RECORDS; THENCE ALONG THE SOUTHEASTERN LINE OF SAID TRACT, NORTH 64(DEGREES) 12' 00" EAST, 1,147.63 FEET; THENCE LEAVING SAID LINE, SOUTH 25(DEGREES) 48' 00" EAST, 516.00 FEET TO THE TRUE POINT OF BEGINNING OF THE HEREIN DESCRIBED PARCEL; THENCE NORTH 64(DEGREES) 12' 00" EAST, 435.21 FEET; THENCE SOUTH 25(DEGREES) 48' 00" EAST, 212.20 FEET; THENCE NORTH 64(DEGREES) 12' 00" EAST, 38.71 FEET; THENCE SOUTH 25(DEGREES) 48' 00" EAST, 45.00 FEET; THENCE SOUTH 64(DEGREES) 12' 00" WEST, 14.50 FEET; THENCE SOUTH 25(DEGREES) 48' 00" EAST, 178.74 FEET; THENCE SOUTH 64(DEGREES) 12' 00" WEST, 339.02 FEET; THENCE SOUTH 25(DEGREES) 48' 00" EAST, 424.00 FEET TO THE SOUTHEASTERN LINE OF PARCEL 2 CONVEYED TO A. L. BRANDEN, ET UX., BY DEED RECORDED FEBRUARY 21, 1956, IN BOOK 7942, PAGE 303, RECORDER'S SERIES NO. AL/18683. RECORDS OF SAID COUNTY: THENCE ALONG THE LAST MENTIONED LINE, SOUTH 64(DEGREES) 12' 00" WEST, 312.13 FEET; THENCE NORTH 25(DEGREES) 48' 00" WEST,
424.00 FEET; THENCE NORTH 64(DEGREES) 12' 00" EAST, 189.59 FEET; THENCE NORTH 25(DEGREES) 48' 00" WEST, 99.24 FEET; THENCE NORTH 64(DEGREES) 12' 00" EAST,
101.00 FEET; THENCE NORTH 25(DEGREES) 48' 00" WEST,

204.00 FEET; THENCE SOUTH 64(DEGREES) 12' 00" WEST, 141.00 FEET; THENCE NORTH 25(DEGREES) 48' 00" WEST, 132.70 FEET; THENCE NORTH 64(DEGREES) 12' 00" EAST,
42.14 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL 1E:

BEGINNING AT THE SOUTHWESTERN CORNER OF THE PARCEL OF LAND DESCRIBED IN THE DEED FROM WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE UNDER TRUST AGREEMENT NO. 5-17391 TO TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, A NEW YORK CORPORATION, DATED FEBRUARY 7, 1973, AND RECORDED FEBRUARY 8, 1973, ON REEL 3338, IMAGE 493, OFFICIAL RECORDS, INSTRUMENT NO. 73-17289, ALAMEDA COUNTY RECORDS; THENCE ALONG THE SOUTHWESTERN LINE OF SAID PARCEL, THE FOLLOWING COURSES AND DISTANCES: NORTH 25(DEGREES) 48' 00" WEST, 424.00 FEET; NORTH 64(DEGREES) 12' 00" EAST, 189.59 FEET; NORTH 25(DEGREES) 48' 00" WEST, 99.24
FEET; NORTH 64(DEGREES) 12' 00" EAST, 101.00 FEET; NORTH 25(DEGREES) 48' 00" WEST, 204.00 FEET; SOUTH 64(DEGREES) 12' 00" WEST, 141.00 FEET; NORTH 25(DEGREES) 48' 00" WEST, 132.70 FEET; AND NORTH 64(DEGREES) 12' 00" EAST, 42.14 FEET; THENCE LEAVING SAID LINE, NORTH 25(DEGREES) 48' 00" WEST, 332.29 FEET; THENCE SOUTH 64(DEGREES) 12' 00" WEST, 489.90 FEET; THENCE SOUTH 25(DEGREES) 48' 00" EAST, 1192.23 FEET TO A POINT ON LINE DRAWN SOUTH 64(DEGREES) 12' 00" WEST FROM THE POINT OF BEGINNING; THENCE ALONG SAID LAST NAMED LINE, NORTH 64(DEGREES) 12' 00" EAST, 298.17 FEET TO THE POINT OF BEGINNING.

PARCEL 1F:

COMMENCING AT THE SOUTHWESTERN CORNER OF THE PARCEL OF LAND DESCRIBED IN THE DEED FROM WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE UNDER TRUST NO. 5-17391, TO TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, A NEW YORK CORPORATION, DATED FEBRUARY 7, 1973, AND RECORDED FEBRUARY 8, 1973, ON REEL 3338, IMAGE 493, OFFICIAL RECORDS, INSTRUMENT NO. 73-17289, ALAMEDA COUNTY RECORDS; THENCE FROM SAID POINT OF COMMENCEMENT, SOUTH 64(DEGREES) 12' 00" WEST,
298.17 FEET TO THE ACTUAL POINT OF BEGINNING; THENCE FROM SAID POINT OF BEGINNING, SOUTH 64(DEGREES) 12' 00" WEST, 595.86 FEET TO THE EASTERLY LINE OF HESPERIAN BOULEVARD; THENCE ALONG SAID EASTERLY LINE, NORTH 26(DEGREES) 05' 10" WEST, 1375.96 FEET TO THE SOUTHERN LINE OF TRACT 1000, FILED JUNE 15, 1950, IN BOOK 30 0F MAPS, PAGE 76, ALAMEDA COUNTY RECORDS; THENCE ALONG SAID SOUTHERN LINE, NORTH 64(DEGREES) 12' 00" EAST, 602.73 FEET TO A POINT ON A LINE DRAWN NORTH 25(DEGREES) 48' 00" WEST FROM THE POINT OF BEGINNING; THENCE ALONG SAID LINE LAST MENTIONED, SOUTH 25(DEGREES) 48' 00" EAST, 1375.94 FEET TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM, THAT PORTION DESCRIBED IN THE DEED TO CHEVRON U.S.A., INC., A PENNSYLVANIA CORPORATION, RECORDED MAY 31, 1991, SERIES NO. 91-140310, OFFICIAL RECORDS.

PARCEL 2A:

BEGINNING AT A POINT IN THE CENTERLINE OF WEST WINTON AVENUE, DISTANT THEREON ALONG SAID CENTERLINE, NORTH 64(DEGREES) 12' EAST, 909.17 FEET FROM THE CITY MONUMENT MARKING THE ORIGINAL CENTERLINE OF HESPERIAN BOULEVARD, 66 FEET WIDE; THENCE ON THE NORTHEASTERLY PROLONGATION OF SAID CENTERLINE OF WEST WINTON AVENUE, NORTH 64(DEGREES) 12' EAST, 600.26 FEET; THENCE LEAVING SAID CENTERLINE OF THE FOLLOWING TWO COURSES: (A) SOUTH 25(DEGREES) 48' EAST, 961.29 FEET; AND
(2) SOUTH 64(DEGREES) 12' WEST, 600.26 FEET TO THE MOST EASTERLY CORNER OF TRACT 1000, FILED IN BOOK 30 OF MAPS, PAGE 76, ALAMEDA COUNTY RECORDS: THENCE ON THE NORTHEASTERLY LINE THEREOF AND ITS NORTHWESTERLY PROJECTION, NORTH 25(DEGREES) 48' WEST, 961.29 FEET TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM, THAT PORTION THEREOF GRANTED TO THE CITY OF HAYWARD, BY THAT CERTAIN DEED RECORDED ON REEL 1789, OFFICIAL RECORDS, IMAGE 938, ALAMEDA COUNTY RECORDS.

ALSO EXCEPTING THEREFROM, PARCEL 1 OF PARCEL MAP 181, FILED MARCH 3, 1966, IN BOOK 47 OF MAPS, PAGE 83, ALAMEDA COUNTY RECORDS.

PARCEL 2:

CERTAIN EASEMENTS AND RECIPROCAL PARKING PRIVILEGES CREATED IN THAT CERTAIN INSTRUMENT EXECUTED BY A. L. BRANDEN AND VERYL M. BRANDEN, HIS WIFE, AND SEARS ROEBUCK AND CO., A NEW YORK CORPORATION, DATED SEPTEMBER 12, 1956, AND RECORDED SEPTEMBER 28, 1956, IN BOOK 8162, PAGE 401, OFFICIAL RECORDS, AND AS MODIFIED AND AMENDED BY INSTRUMENTS DATED AUGUST 1, 1958, AND RECORDED AUGUST 14, 1958, UNDER RECORDER'S SERIES NO. AP/81776, RECORDS OF ALAMEDA COUNTY, IN BOOK 8754 OF OFFICIAL RECORDS, AT PAGE 325; AND DATED APRIL 1, 1962, AND RECORDED APRIL 23, 1962, REEL 566, IMAGE 512, SERIES NO. AT/53727, AND DATED APRIL 12, 1962, AND RECORDED JULY 9, 1962, UNDER RECORDER'S SERIES NO. AT/91110, RECORDS OF SAID COUNTY; AND DATED APRIL 15, 1963, AND RECORDED OCTOBER 30, 1963, REEL 1033, IMAGE 292, SERIES NO. AU/179654; AND DATED JULY 1, 1966, AND RECORDED SEPTEMBER 2, 1966, REEL 1835, IMAGE 794, SERIES NO. AU/104717, OFFICIAL RECORDS; AND THE MODIFICATION RECORDED JULY 12, 1972, REEL 3212, IMAGE 108, OFFICIAL RECORDS, INSTRUMENT NO. 72/114598; AND THE SEVENTH AMENDMENT RECORDED FEBRUARY 22, 1989, INSTRUMENT NO. 89/506540, ALAMEDA COUNTY RECORDS.

ASSESSOR'S PARCEL NOS.  442-0010-001-10  (AFFECTS PARCEL 2A)
                        442-0010-002-07  (AFFECTS PARCEL 2A)
                        442-0010-004-06  (AFFECTS PARCEL 1F)
                        442-0010-004-19  (AFFECTS PARCEL 1D)
                        442-0010-004-20  (AFFECTS PARCELS 1A AND 1E)
                        442-0010-005     (AFFECTS PARCEL 1F)

                                   EXHIBIT B
                                   ---------

                             RULES AND REGULATIONS


     1. The sidewalks, halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways of the Building shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building except such roof or portion thereof as may be contiguous to the premises of a particular tenant and may be designated in writing by Landlord as a roof deck or roof garden area.

     2. No sign, placard, picture, name, advertisement or notice visible from the exterior of any tenant's premises shall be inscribed, painted, affixed or otherwise displayed by any tenant on any part of the Building without the prior written consent of Landlord. Landlord will adopt and furnish to tenants general guidelines relating to signs inside the Building on the office floors. Each tenant shall conform to such guidelines, but may request approval of Landlord for modifications, which approval will not be unreasonably withheld. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of the tenant by a person approved by Landlord, which approval will not be unreasonably withheld Material visible from outside the Building will not be permitted.

     3. The premises shall not be used for the storage of merchandise held for sale to the general public or for lodging. No cooking shall be done or permitted by any tenant on the premises, except that use by the tenant of food and beverage vending machines and Underwriters' Laboratory approved microwave ovens and equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

     4    No tenant shall employ any person or persons other than Landlord's janitorial service for the purpose of cleaning the premises, unless otherwise approved by Landlord. No person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. No tenant shall cause any unnecessary labor by reason of such tenant's carelessness or indifference in the preservation of good order and cleanliness. Janitor service will not be furnished on nights when rooms are occupied after 9:30 P.M. unless, by prior arrangement with Landlord, service is extended to a later hour for specifically designated rooms.

     5. Landlord will furnish each tenant free of charge with two keys to each door lock in its premises. Landlord may make a reasonable charge for any additional keys. No tenant shall have any keys made. No tenant shall alter any lock or install a new or additional lock or any bolt on any door of its premises without the prior consent of Landlord. The tenant shall in each case furnish Landlord with a key for any such lock. Each tenant, upon the termination of its tenancy, shall deliver to Landlord all keys to doors in the Building which shall have been furnished to the tenant.

     6. The freight elevator shall be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord in its discretion shall deem appropriate. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary properly to distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Building by moving or maintaining such property shall be repaired at the expense of the tenant.

     7. No tenant shall use or keep in the premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities thereof reasonably necessary for the operation or maintenance of office equipment, or, without Landlord's prior approval, use any method of heating or air conditioning other than that supplied by Landlord. No tenant shall use or keep or permit to be used or kept any foul or noxious gas or substance in the premises, or permit or suffer the premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business therein.

     8. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and street address of the Building.

     9. Landlord reserves the right to exclude from the Building between the hours of 6 P.M. and 7 A.M. and at all hours on Saturdays, Sundays and legal holidays all persons who do not present a pass to the Building signed by Landlord. Landlord will furnish passes to persons for whom any tenant requests the same in writing. Each tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate.

     10. The directory of the Building will be provided for the display of the name and location of tenants and a reasonable number of the principal officers and employees of tenant, and Landlord reserves the right to exclude any other names therefrom. Any additional name which a tenant desires to have added to the directory shall be subject to Landlord's approval and may be subject to a charge therefor.

     11. No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any exterior window in the Building without the prior consent of Landlord. If consented to by Landlord, such items shall be installed on the office side of the standard window covering and shall in no way be visible from the exterior of the Building.

     12. Messenger services and suppliers of bottled water, food, beverages, and other products or services shall be subject to such reasonable regulations as may be adopted by Landlord. Landlord may establish a central receiving station in the Building for delivery and pick-up by all messenger services, and may limit delivery and pick-up at tenant premises to Building personnel.

     13. Each tenant shall see that the doors of its premises are closed and locked and that all water faucets or apparatus, cooking facilities and office equipment (excluding office equipment required to be operative at all times) are shut off before the tenant or its employees leave the premises at night, so as to prevent waste or damage, and for any default or carelessness in this regard the tenant shall be responsible for any damage sustained by other tenants or occupants of the Building or Landlord. On multiple-tenancy floors, all tenants shall keep the doors to the Building corridors closed at all times except for ingress and egress.

     14. The toilets, urinals, wash bowls and other restroom facilities shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

     15. Except with the prior consent of Landlord, no tenant shall sell, or permit the sale at retail, of newspapers, magazines, periodicals, theatre tickets or any other goods or merchandise to the general public in or on the premises, nor shall any tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the premises for the service or accommodation of occupants of any other portion of the Building, nor shall the premises of any tenant be used for manufacturing of any kind, or any business or activity other than that specifically provided for in such tenant's lease.

     16. No tenant shall install any antenna, loudspeaker, or other device on the roof or exterior walls of the Building.

     17. There shall not be used in any portion of the Building, by any tenant or its invitees, any hand trucks or other material handling equipment except those equipped with rubber tires and side guards unless otherwise approved by Landlord.

     18. Each tenant shall store its refuse within its premises. No material shall be placed in the refuse boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of refuse in the City and County of San Francisco without being in violation of any law or ordinance governing such disposal. All refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

     19. Canvassing, peddling, soliciting, and distribution of handbills or any other written materials in the Building are prohibited, and each tenant shall cooperate to prevent the same.

     20. The requirements of the tenants will be attended to only upon application by telephone or in person at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

     21. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

     22. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

     23. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein.

     24. Tenant will refer to Landlord for Landlord' s supervision, approval, and control all contractors, contractors' representatives, and installation technicians rendering any service to Tenant, before performance of any contractual service. Such supervisory action by Landlord shall not render Landlord responsible for any work performed for Tenant. This provision shall apply to all work performed in the Building, including but not limited to the installation of telephones, computer wiring, cabling, equipment, electrical devices, attachments and installations of any nature. Tenant shall be solely responsible for complying with all applicable laws, codes and ordinances pursuant to which said work shall be performed.

     25.  Corridor doors, when not in use, shall be kept closed.

     26. No animals, except seeing eye dogs, shall be brought into or kept in, on or about the Premises.

     27. Tenant shall not take any action which would violate Landlord' s labor contractors affecting the Building or which would cause any work stoppage, picketing, labor disruption or dispute, or any interference with the business of Landlord or any other tenant or occupant of the Building or with the rights and privileges of any person lawfully in the Building. Tenant shall take any actions necessary to resolve any such work stoppage, picketing, labor disruption, dispute or interference and shall have pickets removed and, at the request of Landlord, immediately terminate at any time any construction work being performed in the Premises giving rise to such labor problems, until such time as Landlord shall have given its written consent for the resumption of such work. Tenant shall have no claim for damages of any nature against Landlord or any of the Landlord Related Parties in connection therewith, nor shall the date of the commencement of the Term be extended as a result thereof .

     28. Tenant shall carry out Tenant's permitted repair, maintenance, alterations and improvements in the Premises only during times agreed to in advance by Landlord and in a manner which will not interfere with the rights of other tenants in the building.

     29. At no time shall Tenant permit or shall Tenant's agents, employees, contractors, guests, or invitees smoke in any common area of the Building, unless such common area has been declared a designated smoking area by Landlord. Tenant agrees to have all students, faculty, employees, or anyone associated with Tenant, smoke only at the designated smoking area at the south end of the Building. Landlord reserves the right to relocate the designated area as may be deemed necessary.

     30. Tenant acknowledges that Landlord does not permit catering trucks, push-carts or itinerant salespersons of any type (collectively "Peddlers") to operate on, or sell from the Building, its parking areas or walkways. Tenant shall neither summon to the Building, its parking areas or walkways any such Peddler, nor shall it patronize any such Peddler while at the Building or on the parking areas or walkways. Tenant shall take all reasonable steps to advise its employees, agents and contractors of the foregoing prohibition and obtain their compliance.

                                  EXHIBIT B-1

                            SCHEDULE OF BASE RENTAL
                            -----------------------


     This Exhibit is attached to and made a part of the Lease dated March 5, 1997 by and between The Equitable Life Assurance Society of the United States, A New York Corporation, as managing owner, ("Landlord") and INTEK, Information, Inc. A Delaware Corporation, ("Tenant") for space in the Building located at 24301 Southland Drive, Hayward, California.



Tenant shall pay Landlord the sum of Two Hundred and Ninety-Nine Thousand, Five
                                     ------------------------------------------
Hundred and Seventy-Four Dollars and 00/100 Cents Dollars $299,574.00) as Base
-------------------------------------------------         ------------
Rental for the Lease Term in Thirty-Six monthly installments as follows:
                             ----------

     A.  Twelve equal installments of $7,565.00 each payable on or before the
         ------                       ---------
first day of each month during the period beginning April 1, 1997 and ending
                                                    -------------
March 30, 1998.
--------------

     B.  Twelve equal installments of $8,321.50 each payable on or before the
         ------                       ---------
first day of each month during the period beginning April 1, 1998 and ending
                                                    -------------
March 30, 1999.
--------------

     C.  Twelve equal installments of $9,078.00 each payable on or before the
         ------                       ---------
first day of each month during the period beginning April 1, 1999 and ending
                                                    -------------
March 30, 2000.
--------------

INTEK
B-1 contd.

     All such Base Rental shall be payable by Tenant in accordance with the terms of Article 3 of the Lease.

     IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease as of the date first written above.

                                            LANDLORD:
                                            The Equitable Life Assurance Society
                                            of the United States, A New York
                                            Corporation, as managing owner
ATTEST:


By: ___________________________    By:  /s/ James M. Piane
                                        -------------------
                                            Name:  James M. Piane
Title:  _______________________             Title:  Investment Officer

Name (print): _________________


                                            TENANT:
                                            INTEK Information, Inc.
                                            A Delaware Corporation

ATTEST:


By: ___________________________    By:  /s/ Frank Richards
                                        -------------------
                                            Name:  Frank Richards
Title:  _______________________             Title: Executive Vice President

Name (print): _________________

                                  EXHIBIT "D"



WAIVER OF SUBROGATION



Landlord and Tenant shall each have included in all policies of fire, extended coverage, business interruption and other insurance respectively obtained by them covering the Demised Premises, the Building and contents therein, a waiver by the insurer of all right of subrogation against the other in connection with any loss or damage thereby insured against. Any additional premium for such waiver shall be paid by the primary insured. To the full extent permitted by law, Landlord and Tenant each waives all right of recovery against the other for, and agrees to release the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage or would be covered by the insurance required to be maintained under this Lease by the party seeking recovery.

                                  EXHIBIT "E"


                         COMMENCEMENT OF TERM AGREEMENT
                                 March 5, 1997

WHEREAS, by lease dated March 5, 1997, as same may have been amended, The Equitable Life Assurance Society of the United States, A New York Corporation, as managing owner ("Landlord") leased to INTEK Information, Inc., A Delaware Corporation, ("Tenant"), the area described therein in the Southland Square Building situated at 24301 Southland Drive, Suite 300, Hayward, CA and

WHEREAS, said Lease's three (3) year term is to commence on the first day of the calendar month following the month in which the Landlord substantially completed the work required to be performed by it under the lease; and

WHEREAS, Landlord's work has been substantially completed;

NOW, THEREFORE, in accordance with the above, the parties hereto agree that the term of said Lease shall commence April 1, 1997, or when Tenant opens for business, whichever first occurs and expire March 31, 2000, unless otherwise adjusted. The Base Rent shall commence on April 1, 1997, unless otherwise adjusted.

All other terms and conditions of said lease are hereby reaffirmed as being in full force and effect.

                              Landlord:
                              The Equitable Life Assurance Society of the
                              United States, as managing owner

                              By:  DRAFT
                                   -----

                              Its: ________________


                              Tenant:
                              INTEK Information, Inc.

                              By:  DRAFT
                                   -----

                              Its: ________________

                                  EXHIBIT "H"

                                   PROTOCALL
                                  MEMORANDUM

To:    Keith Fink                                          Date: 2/25/97
       Equitable One Bush Street, Suite 1200
       San Francisco, CA 94104

From:  Steve Darnell

Re:    Southland Mall Facility: Elevator Traffic Management Plan

As per our conversation on Monday, February 24, the following is a summary of the actions we will employ to assist in controlling elevator traffic during the 12-1 PM lunch hour:

1. Encourage all able employees to use the stairs for all travel and/or at least one of their trips.
2.  When possible, stagger the lunch period for management and representatives.
3. Manage the 12-1 PM lunch period so that approximately 1/3 of the employee force leaves for lunch at 12 PM and returns at 1 PM. (Approximately 40 of the 120 employees going to lunch during this time.)
4. Develop and conduct an elevator courtesy training program. Require all managers and staff members to participate.
5. Interact with our neighbors to apprise them of our unique employee staff size, enlighten them as to our concern for their continued unrestricted usage of the building, educate them as to our plan and establish points of contact within our office.
6. Employ a gradual ramp-up plan. Begin with 50 employees and increase to 120 employees by close of 1997. (Business needs will dictated growth increments.)

Through this plan, we will educate our team regarding elevator sensitivity and regulate the issue through proactive scheduling procedures. Additionally, as business needs permit, we will execute a controlled growth policy. I trust that this plan demonstrates our sensitivity to the elevator usage challenge; that it reinforces our desire to marshal time issue in a proactive manner.

I appreciate the time and effort you have committed to reviewing our lease proposal. I trust that we will be able to discuss other future concerns and be given the same opportunity to address, resolve and manage future challenges that may arise.

Respectfully submitted,

/s/ Steve

Steve Darnell
Vice President Operations

                                  LEASE RIDER


THIS RIDER IS ATTACHED TO AND MADE A PART OF THE LEASE DATED March 5, 1997, BY AND BETWEEN The Equitable Life Assurance Society of the United States, A New York Corporation, as managing owner ("LANDLORD") AND INTEK Information, Inc., A Delaware Corporation, ("TENANT").


               CONCERNING A PORTION OF THE BUILDING KNOWN AS THE
                  Southland Square Office Building, Suite 300


 1 .  ALTERATIONS TO THE PREMISES:

      A.   Landlord's responsibility:
           Scope of work, per Exhibit "G" to include:

           1.  New carpet, VCT flooring and paint throughout suite.

           2.  Enclose lunchroom with a demountable partition wall.

           3. Enlarge a closet by dividing an existing office to create an I.S. room.

           4. Install a separate HVAC system in the I.S. room. This system will be separately metered.

           5. Perform a system check on the HVAC system for the suite prior to Landlord completion.

           6.  Initial construction drawings per Tenants criteria.

           7.  Signage, Landlord to pay for Tenant's door and directory signs.

      B.   Tenant's Responsibility:

           1.  Approve plans.

           2. All remaining construction costs other than those listed above, per Tenant's criteria.

3.   AFTER HOURS HVAC

           1.   Standard Building Operation Hours are:

                     Monday - Friday 7:00 a.m. - 7:00 p.m.
                     Saturday 7:00 a.m. - 4:00 p.m.

          2. Any usage beyond the hours listed above shall be billed at a rate of $30.00 per hour.

4.   PARKING:   Refer to Exhibit "I" attached.

5.   ELEVATOR USAGE:   Refer to Exhibit "H".

6. BROKER COMMISSIONS: Tenant is represented by Colliers Parrish International and Granite Realty Advisors, Inc. and Landlord is represented by White Commercial Real Estate.

                                    Landlord:
                                    The Equitable Life Assurance Society of the
                                    United States, as managing owner


                                    By:  /s/  James Piane
                                         ----------------
                                    Its: Investment Officer

                                    Tenant:

                                    INTEK Information, Inc.,
                                    a Delaware Corporation

                                    By:  /s/  Frank Richards
                                         -------------------
                                    Its: Executive Vice President